UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 28, 2026

Commission file number 001-31220

COMMUNITY TRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)
CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]
Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[   ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events—Announcing Increase in Cash Dividend provided under Items 7.01 and 8.01 of Form 8-K

On July 28, 2026, the Board of Directors of Community Trust Bancorp, Inc. declared a quarterly cash dividend of $0.65 per share beginning with the October 1, 2026 payment to shareholders of record on September 15, 2026.  This represents an increase of 22.6% in the quarterly cash dividend.  In addition to the quarterly cash dividend, the Board approved a one-time cash dividend payment of $0.06 per share to shareholders of record on September 15, 2026, also to be paid on October 1, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	July 29, 2026	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer